Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-201709, 333-196624, 333-194242, 333-186997, 333-179679, 333-173183, 333-165735, 333-157842, 333-148896, 333-144869, 333-140455, 333-136675, 333-135167, and 333-128645) and Form S-3 (No. 333-201418) of Ikanos Communications, Inc. of our report dated February 28, 2014, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 19, 2015